EXHIBIT 10.10

SECURITY AGREEMENT

(Collateral Transfer of Note and Liens)

IBG ADRIATICA HOLDINGS, INC., a Texas corporation 1600 Redbud Boulevard, Suite 400 McKinney, Texas 75069 (hereafter called “Borrower”)	FIRST UNITED BANK AND TRUST COMPANY 1400 West Main Street Durant, Oklahoma 74701 (hereafter called “Lender”)

The Lender and Borrower agree as follows:

SECTION I. CREATION OF SECURITY INTEREST.

For value received and subject to the terms and warranties of this Security Agreement, in order to secure performance of the Obligations, Borrower grants to Lender a security interest in the Collateral Obligations, Collateral Security, Appurtenances and proceeds thereof (the “Collateral”), as defined in this Security Agreement. Lender is hereby designated as an “additional insured” or ‘mortgagee” and as an insured or beneficiary of any mortgagee title insurance insuring any of the Collateral Security.

SECTION II. DEFINITIONS.

1. “Appurtenances” means all proceeds of the Collateral and Borrower’s interest as an insured under any insurance policies relating to the Collateral, including but not limited to fire and extended coverage or other hazard insurance on the Collateral Premises.

2. “Collateral” means the Collateral Obligations, Collateral Security, and Appurtenances.

3. “Collateral Debtor” means collectively SB HARBOR MARKET JOINT VENTURE, a Texas joint venture, B. KASTELLI, LLC, a Texas limited liability company, ADRIATICA COMMERCIAL ONE, LP, a Texas limited partnership and ADRIATICA RETAIL II, LP, a Texas limited partnership.

4. “Collateral Deed of Trust” means collectively: (i) a deed of trust executed by SB Harbor Market Joint Venture dated May 14, 2007 recorded under Document Number 20080912001101930 of the Official Public Records of Collin County, Texas; (ii) a deed of trust executed by SB Harbor Market Joint Venture dated April 5, 2005 recorded under Document Number 2005-0045659 of the Official Public Records of Collin County, Texas; (iii) a deed of trust executed by SB Harbor Market Joint Venture dated March 27, 2008 recorded under Document Number 20080402000391290 of the Official Public Records of Collin County, Texas; (iv) a deed of trust executed by SB Harbor Market Joint Venture dated August 15, 2006 recorded under Document Number 20060816001176770 of the Official Public Records of Collin County, Texas; (v) a deed of trust executed by SB Harbor Market Joint Venture dated August 15, 2006 recorded under Document Number 20060816001176780 of the Official Public Records of Co1lin County, Texas; (vi) a deed of trust executed by B. Kastelli, LLC dated January 12, 2007 recorded under Document Number 20070122000090300 of the Official Public Records of Collin County, Texas; (vii) a deed of trust executed by B. Kastelli, LLC dated January 12, 2007 recorded under Document Number 20070122000089930 of the Official Public Records of Collin County, Texas; (viii) a deed of trust executed by Adriatica Commercial One, LP dated November 17, 2005 recorded under Document Number 2005-0164916 of the Official Public Records of Collin County, Texas; (ix) deed of trust executed by Adriatica Commercial One, LP dated December 14, 2006 recorded under Document Number 20061220001789790 of the Official Public Records of Collin County, Texas; (x) a deed of trust executed by Adriatica Retail II, LP dated April 4, 2007 recorded under Document Number 20070419000526360 of the Official Public Records of Collin County, Texas; (xi) a deed of trust executed by SB Harbor Market Joint Venture dated January 14, 2010 recorded under Document Number 20100120000060460 of the Official Public Records of Collin County, Texas and; (xii) a deed of trust executed by Adriatica Commercial One, LP, Adriatica Retail II, LP, SB Harbor Market Joint Venture and Blackard Pirates Galveston Development, LP dated April 1, 2011 recorded under Document Number 20110420000407880 in the Official Public Records of Collin County, Texas, and all renewals, extensions, and modifications of the Collateral Deed of Trust.

5. “Collateral Note” means collectively: (0 that certain promissory note in the original principal sum of $6,975,000.00 executed by SB Harbor Market Joint Venture and payable to the order of Lender; (ii) that certain promissory note in the original principal sum of $6,500,000.00 executed by SB Harbor Market Joint Venture and payable to the order of Lender; (iii) that certain promissory note in the original principal sum of $925,985.00 executed by SB Harbor Market Joint Venture and payable to the order of Lender; (iv) that certain promissory note in the original principal sum of $2,141,790.00 executed by SB Harbor Market Joint Venture and payable to the order of Lender; (v) that certain promissory note in the original principal sum of $437,600.00 executed by B. Kastelli, LLC and payable to the order of Lender; (vi) that certain promissory note in the original principal sum of $450,221.00 executed by B. Kastelli, LLC and payable to the order of Lender; (vii) that certain promissory note in the original principal sum of $4,356,000.00 executed by Adriatica Commercial One, LP and payable to the order of Lender; (viii) that certain promissory note in the original principal sum of $250,000.00 executed by Adriatica Commercial One, LP and payable to the order of Lender; (ix) that certain promissory note in the original principal sum of $3,147,718.00 executed Adriatica Retail II, LP and payable to the order of Lender; (x) that certain promissory note in the original principal sum of $130,000.00 executed by SB Harbor Market Joint Venture and payable to the order of Lender and; (xi) that certain promissory note in the original principal sum of $400,000.00 executed by SB Harbor Market Joint Venture and payable to the order of Lender, and all renewals, extensions, and modifications thereof which have all previously been transferred and assigned to Borrower and collaterally endorsed by Borrower to the order of Lender.

6. “Collateral Obligations” means the indebtedness evidenced by the Collateral Note and all renewals, extensions, and modifications of such indebtedness;

7. “Collateral Premises” means the property encumbered by the Collateral Deed of Trust described in Exhibit “A” attached hereto and made a part hereof for all purposes.

8. “Collateral Security” means all liens, superior titles, securities interests, guaranties, obligations, and other interests securing the payment of the Collateral Obligations, including but not limited to the following:

a. any vendor’s lien and superior title retained in the warranty deed conveying the Collateral Premises to Collateral Debtor, as grantee, and

b. The deed to secure debt lien and security interest granted by the Collateral Deed of Trust.

9. “Event of Default” means the occurrence of any of the following:

a. Default in the timely payment of any installment of principal and interest under any of the Obligations or in the performance of any covenant or provision of the Loan Documents.

b. Borrower, or any Guarantor, shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing his inability to pay his debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof, or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, the Collateral, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance under the Obligations; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents or take any action in furtherance thereof.

c. The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Loan Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under the Obligations, or seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents, and: (a) Borrower or any Guarantor admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earliest of trial thereon or sixty (60) days next following the date of its filing.

d. The discovery by Lender that any warranty, covenant, or representation made to Lender by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

e. A default shall not be an Event of Default, if a monetary default is cured within ten (10) days and a non-monetary default is cured within thirty (30) days following the delivery of or the mailing of written notice from Lender to Borrower’s most current address as reflected in Lender’s business records specifying the existence of any such default. If such default is not cured within the applicable period, the default shall be an Event of Default without need of any further notice or action by Lender. Notwithstanding the foregoing, if a non-monetary default is not capable of being cured within the thirty (30) day period referenced herein, it shall not be considered an Event of Default so long as Borrower is using diligent efforts to cure said non-monetary default.

10. “Guarantor” means any person or entity who guarantees repayment of the Obligation.

11. “Loan Documents” means the Note, this Security Agreement, and any other documents executed in connection with any indebtedness owed by Borrower to Lender and the security therefor.

12. “Obligations” means the obligations referred to in Section III of this Security Agreement.

13. “Security Agreement” means this Security Agreement and all modifications to it.

SECTION III. OBLIGATIONS SECURED

1. The following obligations (the “Obligations”) are secured by this Security Agreement:

a. The promissory note in the original principal amount of $12,187,500.00, executed by Borrower, dated June 28 2011, and payable to the order of Lender, together with all renewals, extensions, and modifications thereof (the “Note”).

b. All funds advanced after the date of this Security Agreement by Lender for the protection of its security interest, for collection of any indebtedness owed by Borrower to Lender, in the review of or participation in any collection or foreclosure proceedings on the Collateral or on the Collateral Obligations or on the Collateral Security or in the preparation and negotiation of Loan Documents, together with all renewals, extensions, and modifications thereof. Sums so advanced will bear interest from the date of each advancement at the highest lawful contractual rate per annum applicable to Borrower (or at such lesser rate specified in any note executed in connection with the sum advanced) and will be paid by Borrower on demand (or at such time as is specified in any note executed in connection with the sum advanced) at the same place that any Obligation is payable.

c. All other indebtedness and liabilities of all kinds of Borrower to Lender, whether evidenced by a promissory note or by other evidence of indebtedness, including overdrafts, whether created directly or acquired by Lender indirectly by assignment or otherwise, and whether now existing or hereafter arising, absolute or contingent, joint and/or several, due or to become due, primary or secondary, including obligations of performance, and all renewals, extensions and rearrangements thereof.

SECTION IV. BORROWER’S REPRESENTATIONS AND WARRANTIES.

Borrower Represents and Warrants to Lender That:

1. If other than a natural person, Borrower is duly organized and existing under the laws of the State of Texas and is duly qualified and in good standing in every other State in which it is doing business; and the execution, delivery and performance of this Agreement and the Obligations secured hereby are within Borrower’s powers, have been duly authorized, and are not in contravention of law or the terms of Borrower’s organizational documents, bylaws or other operating regulations or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound:

2. Borrower is the current legal owner and holder of the Collateral Note and the lien or liens securing its payment and has the right to assign such lien or liens to Lender and grant to Lender a security interest in the Collateral Note;

3. There is no lien, security interest or other encumbrance on, or any restriction on the transferability of, the Collateral Note at the time of execution of this Agreement;

4. The Collateral Note is genuine and free from any adverse claims or other security interest, default, prepayment or defenses, and complies with applicable laws concerning form, content, manner or preparation and execution, and all persons appearing to be obligated thereon have authority and capacity to contract and are bound thereon as they appear to be from the face thereof;

5. Borrower’s principal place of business is the address shown at the beginning of this Agreement:

6. All financial statements delivered to Lender at or prior to the execution of this Agreement, and all financial statements which may hereafter be delivered to Lender, fairly present the financial condition and the results of Borrower’s operations at the time and for the periods therein stated, and since the latest date covered by the most recent financial statements delivered prior to the execution of this Agreement there has been no adverse change in the financial condition, the operations or any other status of Borrower: and

7. All information furnished or to be furnished Lender by or on behalf of Borrower in connection with the Obligations secured by this Agreement or the Collateral Note is (or will be at the time the same is furnished) complete and accurate in all respects.

8. No Defense or offset to the payment of the Collateral Obligations exists and that the Collateral Note is fully negotiable.

SECTION V. PAYMENT ON COLLATERAL NOTE.

Prior to the occurrence of an Event of Default, Borrower will receive payments made on the Collateral Note by the maker or makers thereof or by any others directly or indirectly liable on the Collateral Note.

Following the occurrence of an Event of Default: (i) Borrower shall immediately deliver to Lender any and all payments on the Collateral Note which are paid to Borrower; (ii) Borrower shall, at Borrower’s sole cost and expense, take all reasonable and appropriate steps when necessary to enforce the collection of any and all payments due on the Collateral Note and shall be responsible for the preservation of the Collateral Note and the lien or liens securing it; (iii) If Lender so requests, Borrower shall, at Borrower’s own expense, notify all those liable on the Collateral Note that they are to make their payments directly to Lender; (iv) Lender may at any time (although Lender may under no circumstances be held liable for failure to do so) notify all those liable for payment on the Collateral Note that they are to make their payments directly to Lender; (v) Lender may enforce collection of the Collateral Note by any appropriate means it deems necessary, however, Lender will be under no obligation to undertake any such collection and; (vi) In the event Lender elects to bring suit on the Collateral Note, Borrower agrees that Lender may bring such suit in Borrower’s name. Lender may release or compromise with anyone liable on the Collateral Note without affecting the liability of any maker, endorser or guarantor of any of the Obligations.

Each maker, guarantor or endorser of any of the Obligations hereby waives notice of any of the foregoing actions and waives presentment, protest, notice of dishonor, and any notice or any other formality. Any payments on the Collateral Note which are received by Lender shall, at Lender’s option, be applied by it against the Obligations (whether or not then due and owing) or be placed by Lender in a special account not subject to withdrawal by Borrower but rather to be held in such account and applied by Lender against the Obligations at such time as it may see fit.

SECTION VI. BORROWER’S AFFIRMATIVE COVENANTS.

Borrower Covenants and Agrees That Borrower Shall:

1. Within 24 hours of notice of such fact, deliver to Lender additional collateral satisfactory to Lender to reduce Borrower’s Obligations to the extent required by Lender if the latter, in its sole discretion, determines that the Collateral Note has materially decreased in value or Lender otherwise deems itself insecure. The call for additional collateral may be oral, by telegram, or United States mail addressed to Borrower and shall not affect any subsequent right of Lender to exercise the same;

2. Pay promptly when due (unless they are being contested in good faith) all taxes, assessments, costs and expenses necessary to preserve, protect, maintain and collect the Collateral Note; keep the Collateral Note free from other liens, security interests or other encumbrances; defend the Collateral Note if necessary against all claims and demands of all persons at any time claiming an interest therein adverse to Lender; file all tax returns and pay all taxes when due and cause any liens for taxes to be properly released; and in the event of failure to do so, Borrower agrees that Lender may make expenditures for any or all such purpose (but is not obligated to do so), and the amount so expended together with interest thereon at the highest lawful rate which may be charged of Borrower by Lender shall constitute one of Borrower’s Obligations to Lender secured by the security interest granted in Section 1 above, and any such expenditure by Lender will be repayable by Borrower on demand. Borrower hereby appoints Lender Borrower’s attorney-in-fact to enable Lender to act for borrower in fulfilling all of Borrower’s responsibilities and exercising all of Borrower’s rights under this Agreement for the purpose of preserving and protecting the Collateral Note and Lender’s security interest therein;

3. Without hindrance or delay, furnish such reports, data and financial statements, including audits by independent public accountants, in respect of Borrower’s business and financial condition, as Lender may reasonably require;

4. Pay all costs of filing this Agreement in the real property records of the county or counties wherein may be located any part of the real estate covered by the lien or liens securing the payment of the Collateral Note. In addition, if Lender deems it necessary, Borrower shall join with Lender in executing a financing statement, notice, affidavit, or any similar instruments which Lender deems necessary or advisable to establish or maintain its security interest in the Collateral Note in form satisfactory to Lender together with such other instruments as Lender may from time to time request, and pay all costs of filing same in any public office or offices deemed advisable by Lender;

5. Borrower will preserve the liability of Collateral Debtors on the Collateral. Borrower will inform Lender immediately of any default in payment or performance of any Collateral. Borrower will preserve the priority of the Collateral Security, and Borrower will timely pay any indebtedness secured by a lien superior to the Collateral Deed of Trust lien;

6. Borrower will immediately deliver to Lender all Collateral in Borrower’s possession. All instruments evidencing the Collateral Obligations will be endorsed to the order of Lender with recourse on Borrower, and all Collateral Security will be transferred and assigned by appropriate recordable instruments; and

7. Borrower will execute and deliver any instruments and will do any acts that Lender believes are desirable to carry out the purposes of this Security Agreement.

SECTION VII. BORROWER’S NEGATIVE COVENANTS.

Borrower Covenants and Agrees That Without Prior Written Authorization From Lender, Borrower Shall Not:

1. Change Borrower’s principal place of business to an address different from that shown at the beginning of this Agreement;

2. Sell, assign, exchange, encumber, pledge or otherwise dispose of the Collateral Note or any of Borrower’s rights therein or under this Agreement;

3. Assert any claims or defenses Borrower may have against Lender against Lender’s assignee, it being understood that Lender may further assign the liens securing the Collateral Note and its security interest in the Collateral Note to an assignee who will be entitled to all of the rights, privileges, and remedies granted in this Agreement to Lender; or

4. Renew, extend, or modify the Collateral Note and Collateral Security or grant complete or partial releases of the same without the prior written consent of Lender. Borrower agrees not to permit a prepayment of the Collateral Note without causing the prepayment to be applied to the Collateral Obligations.

SECTION VIII. PROCEEDS FROM FORECLOSURE.

No foreclosure of the Collateral or acceptance of the Collateral Premises in Lieu of Foreclosure (collectively a “Repossession”) shall be undertaken without the prior written notice of Lender by Borrower of such action.

Borrower agrees that its interest in the proceeds from any foreclosure sale, deed in lieu of foreclosure, or settlement with the Collateral Debtors will be subordinate and inferior to Lender’s right to prior and complete payment of the Obligations, and Borrower’s interest in the Collateral Security acquired in any foreclosure sale will be encumbered by the lien and security interest granted Lender by this Security Agreement, and such proceeds shall be immediately delivered to Lender.

Contemporaneously with any Repossession, Borrower shall deliver to Lender a properly executed deed of trust in substantially the form of Exhibit “B” attached hereto and made a part hereof for all purposes, and pay all costs related to the recordation, together with any expense related to the issuance of a title insurance policy insuring the lien of the deed of trust in the event the current title policy or policies do not provide acceptable title insurance coverage of the deed of trust.

SECTION IX. LENDER’S RIGHTS IN EVENT OF DEFAULT.

1. Upon the occurrence of any Event of Default, and at any time thereafter, Lender may, without notice to or demand upon Borrower (Borrower hereby expressly waiving all notices, demands, for payment, presentations for payment, notices of intention to accelerate the maturity and actual acceleration of maturity, protest and notice of protest as to the Obligations), exercise the right to declare all Obligations secured by the security interest created herein to be immediately due and payable in which case Lender will have all rights and remedies as a secured party granted by law and particularly by the Texas Business and Commerce Code.

2. Lender will send Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral Note is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Borrower at the address designated at the beginning of this Agreement at least ten days before the time of sale or other disposition. Lender shall transfer to the purchaser at such sale the Collateral Note together with the lien or liens securing the payment of the Collateral Note.

3. In addition to the expense of preparing for and holding such sale, Lender will be entitled to recover reasonable attorney’s fees and legal expenses as provided for in this Agreement and in the writings evidencing the Obligations before applying the balance of the proceeds from such sale or other disposition toward the satisfaction of the Obligations themselves. Borrower will remain liable for any deficiency remaining after the sale or other disposition.

4. Lender will have the right immediately and without further action by it to set-off against the Obligations all money owed by Lender in any capacity to Borrower, whether or not due, and Lender will be deemed to have exercised such right of set-off and to have made a charge against any such money at the time of an acceleration upon default even though such charge is made or entered on Lender’s books subsequent thereto.

5. No act, delay, omission, or course of dealing between Borrower and Lender including Lender’s remedying of any Event of Default hereunder will constitute a waiver of any of Lender’s rights or remedies under this Agreement. A waiver by Lender of any rights or remedies under the terms of this Agreement with respect to any of Borrower’s Obligations to Lender will not be a bar to the exercise of any right or remedy on any subsequent occasion.

6. All rights and remedies of Lender hereunder are cumulative and may be exercised singly or concurrently, and the exercise of any one or more of them will not be a waiver of any other. It is expressly agreed and understood that Lender’s right to exercise its rights and remedies under the Texas Business and Commerce Code is not conditioned upon acceleration of the maturity of the underlying Obligations, but only upon Borrower’s default as defined above, notwithstanding anything herein to the contrary. Lender shall not be limited by an election of remedies if it chooses to judicially foreclose its security interest. The right to sell under the terms hereof shall exist cumulative with said judicial foreclosure and one method so resorted to shall not bar the other, but both may be exercised at the same or different times, nor shall one be a defense to the other. No waiver, change, modification or discharge of any of Lender’s rights or Borrower’s duties as so specified or allowed will be effective unless contained in a written instrument signed by Lender specifying such waiver, change, modification or discharge.

SECTION X. PARTIAL RELEASE.

It is further agreed that Borrower shall have the privilege, while not in default under the terms of the Note or any of the Obligations, of, from time to time, obtaining Releases of the security interest created pursuant to this Agreement from Lender on individual tracts of the Collateral Premises which may be sold from time to time. Each tract shall be released upon payment to Lender of: (i) ninety percent (90%) of the Net Sales Proceeds of each tract; or (ii) the amount specified in the addendum attached as Exhibit “C”, whichever is greater. “Net Sales Proceeds” shall mean the gross proceeds payable in connection with the sale of a lot after deducting normal and customary closing expenses of a seller, but only to the extent such expenses are actually paid.

SECTION XI. MISCELLANEOUS.

1. This Agreement and the security interest in the Collateral Note herein created will terminate when all Obligations secured hereby have been paid in full. At such time, Lender shall, upon Borrower’s request and at Borrower’s expense, reassign (without warranty or recourse) to Borrower the lien or liens securing payment of the Collateral Note.

2. The provisions of this Agreement are in addition to those contained in any writings evidencing the Obligations secured hereby, all of which will be construed as one instrument. In addition to the amounts provided for in said writings agreed to be paid by Borrower as reimbursement for Lender’s attorneys’ fees and legal expenses in the event of default, Borrower also agrees to pay Lender’s reasonable attorneys’ fees in enforcing and carrying out the covenants, terms, and conditions contained in this Agreement including Lender’s right to undertake the collection of the Collateral Note as above provided. As used in this Agreement, “attorneys’ fees” shall be defined as the reasonable value of the services of the attorneys employed by Lender from time to time to commence, defend or intervene in any court proceeding, or to file a petition, answer, motion or other pleadings, or to take any action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral Note, this Agreement, or the Obligations, or to protect, collect, sell, take possession of, or liquidate the Collateral Note or to attempt to enforce any security interest in the Collateral Note. Said attorneys’ fees, and any legal expenses, costs and charges relating thereto, shall be additional Obligations of Borrower, payable on demand and secured by the Collateral Note.

3. Any notice under this Agreement shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.

4. The term “Borrower” as used in this Agreement will be construed as singular or plural to correspond with the number of persons executing this Agreement as Borrower. If more than one person executes this Agreement as Borrower, his, her, their or its duties and liabilities under this Agreement will be joint and several. The terms “Lender” and “Borrower” as used in this Agreement include the heirs, executors, and administrators, successors, representatives, receivers, trustees, and assigns of those parties.

5. Borrower as Debtor and Lender as Secured Party together with other words or phrases contained in this instrument which are defined in the Texas Business and Commerce Code, will be controlled by the Code definitions as to the meaning of such words or phrases. A determination that any provision contained herein is unenforceable will have no effect on the validity of the remaining provisions.

6. The law governing this transaction will be that of the State of Texas in force on the date of execution of this Agreement. The obligations contained in this Agreement are performable in Collin County, Texas.

7. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from Borrower, and Borrower hereby agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations in such manner as Lender may deem advisable.

8. Borrower agrees that a carbon, photographic or other reproduction of this Agreement or Financing Statement may be filed as an original.

EXECUTED effective the 28th day of June, 2011.

LENDER:		BORROWER:

FIRST UNITED BANK AND TRUST COMPANY		IBG ADRIATICA HOLDINGS, INC., a Texas corporation

BY:	/s/ BERT DAVISON	BY:	/s/ DAVID R. BROOKS
NAME:	Bert Davison		DAVID R. BROOKS, President
TITLE:	Sr. VP

STATE OF TEXAS

COUNTY OF COLLIN

This instrument was acknowledged before me on the 28 day of June, 2011, by Bert Davison, SR VP of FIRST UNITED BANK AND TRUST COMPANY, a banking association, on behalf of said association.

/s/ DEBBIE BOYD
NOTARY PUBLIC - STATE OF STATE OF TEXAS

COUNTY OF COLLIN

This instrument was acknowledged before me on the 28 day of June, 2011, by DAVID R. BROOKS, President of IBG ADRIATICA HOLDINGS, INC., a Texas corporation, on behalf of said corporation.

NOTARY PUBLIC-STATE OF TEXAS

/s/ DEBBIE BOYD
NOTARY PUBLIC - STATE OF STATE OF TEXAS

COUNTY OF COLLIN

AFTER RECORDING RETURN TO: First United Bank and Trust Company Attention: Loan Administration/Derek Crouse 1400 West Main Street Durant, Oklahoma 74701	PREPARED IN THE LAW OFFICES OF: William David Keese, P.C. 1400 West Main Street Durant, Oklahoma 74701

EXHIBIT “A”

TRACT I

Lot 2, Block B and the Common Area B-1 of ADRIATICA, BLOCK B, LOTS 1R & 2, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded In Volume 2006, Page 130, of the Map Records of Collin County, Texas.

TRACT II

Lot 2, Block C of ADRIATICA, a Croatian Village at Stonebridge Ranch, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded In Cabinet Q, Page 597, of the Map Records of Collin County, Texas.

TRACT III

Lot 1R, Block A of ADRIATICA, a Croatian Village at Stonebridge Ranch, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded in Cabinet Q, Page 607, of the Map Records of Collin County, Texas.

TRACT IV

Buildings A, B, C, D, E, G, H AND I of MEOPARK AT ADRIATICA OFFICE CONDOMINIUMS, a Condominium regime in the City of McKinney, Collin County, Texas, according to the Declaration filed for record on February 6, 2007 and recorded under County Clerk’s File Number 2007-172740 of the Real Properly Records of Collin County, Texas, together with an undivided percent interest in the General Common Elements as described in said Declaration, and together with the exclusive use of the limited common elements appurtenant to said unit and building, all as described in said Declaration.

TRACT V

Lots 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19, Block A, Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18, Block B, Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11, Block C, Lots 1, 2, 3, 4, 5, 6 and 7, Block D and Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14, Block E, of VILLA DISTRICT—ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded in Volume 2006, Page 471, of the Map Records of Collin County, Texas.

LESS AND EXCEPT and tracts or parcels of land that have previously been released.

EXHIBIT “A”

All that certain tract of land situated in the Henry Johnson Survey, Abstract No, 482, C.R. Gray Survey, Abstract No. 343 and the J.A. Gray Survey, Abstract No. 344 in the City of McKinney, Collin County, Texas, being part of Tract 8A described in Special Warranty Deed from Stonebridge Ranch Development Corporation, a Delaware corporation to Westerra Stonebridge, L.P., a Delaware limited partnership, as filed for record under Clerk’s File No. 96-0106740 of the Land Records of Collin County, Texas being more particularly described by metes and bounds as follows:

Begin at a 1/2 inch capped iron rebar HUITT-ZOLLARS) found at the intersection of the South right-of-way line of Virginia Parkway, according to the Final Plat thereof as recorded in Cabinet G, Page 328, of the Plat Records of Collin County, Texas, and the East right-of-way line of Stonebridge Drive, according to the Final Plat thereof, recorded as Cabinet G, Page 331, of the Plat Records of Collin County, Texas;

THENCE in an southeasterly direction along said South right-of-way line of Virginia Parkway (120 feet wide) the following four (4) courses:

1) South 76 degrees 23 minutes 20 seconds East, a distance of 53.79 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 22 degrees 09 minutes 28 seconds and a radius of 1810.00 feet;

2) along the arc of said curve to the left, a distance of 699.97 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of tangency of said curve;

3) North 81 degrees 27 minutes 12 seconds East, a distance of, 838.25 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 00 degrees 59 minutes 57 seconds and a radius of 2240.00 feet;

4) along the arc of said curve to the right, a distance of 39.06 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 07 degrees 32 minutes 49 seconds East, departing said South right-of-way line of Virginia Parkway, a distance of 375.65 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 65 degrees 28 minutes 25 seconds West, a distance of 292.46 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc. found for corner;

THENCE South 08 degrees 52 minutes 31 seconds East, a distance of 344.91 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 74 degrees 42 minutes 53 seconds East, a distance of 98.5 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner in the curving Northwesterly line of that certain tract or parcel of land known as Stonebridge Lake described in Special Warranty Deed from Ranch Development Company to Stonebridge Ranch Community Association, Inc., a non-profit Texas corporation as filed for record in Volume 3063, Page 542, of the Land Records of Collin County, Texas, said corner being the beginning of a non-tangent curve having a central angle of 32 degrees 38 minutes 22 seconds, a radius of 217,66 feet, and from which a radial line bears South 74 degrees 42 minutes 33 seconds East;

THENCE generally in a Westerly direction along said Northwesterly line of Stonebridge Lake, the following thirteen (13) courses:

1) along the arc of said curve to the left, a distance of 123.99 feet to a 1/2 inch iron rebar found at the point of reverse curvature and the beginning of another curve having a central angle of 61 degrees 26 minutes 07 seconds and a radius of 175.00 feet,

2) along the arc of said curve to the right, a distance of 187.64 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner and from which a radial line bears North 45 degrees 54 minutes 48 seconds West;

3) South 41 degrees 12 minutes 12 seconds west, a distance of 222.16 feet to a 1/2 Inch capped iron rebar (Petsche & Assoc., Inc.) found at an angle point;

4) South 42 degrees 06 minutes 05 seconds West, a distance of 103.39 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 25 degrees 18 minutes 24 seconds and a radius of 412.46 feet;

5) along the arc of said curve to the right, a distance of 182.18 feet to a 1/2 inch iron rebar found at the point of tangency of said curve;

6) South 67 degrees 24 minutes 29 seconds West, a distance of 157.33 feet to a 1/2 Inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 62 degrees 46 minutes 49 seconds, a radius of 172.33 feet;

7) along the arc of said curve to the right, a distance of 188,82 feet to a 1/2 inch iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 56 degrees 42 minutes 56 seconds and a radius of 72.29 feet;

8) along the arc of said curve to the left, a distance of 72.56 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 61 degrees 35 minutes 40 seconds and a radius of 43.17 feet;

9) along the arc of said curve to the right, a distance of 46.41 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 81 degrees 25 minutes 37 seconds and a radius of 97.42 feet;

10) along the arc of said curve to the left, a distance of 138.46 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 61 degrees 32 minutes 19 seconds and a radius of 40.00 feet;

11) along the arc of said curve to the right, a distance of 42.96 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of tangency of said curve;

12) North 64 degrees 49 minutes 16 seconds West, a distance of 99.75 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 18 degrees 48 minutes 40 Seconds and a radius of 71.78 feet;

13) along the arc of said curve to the left, a distance of 23.57 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE North 06 degrees 22 minutes 04 seconds East, departing said Northwesterly line of Stonebridge Lake, a distance of 26.42 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE North 41 degrees 49 minutes 20 seconds West, a distance of 305.86 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 76 degrees 44 minutes 49 seconds West, a distance of 66.48 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner in the aforesaid East right-of-way line of Stonebridge Drive;

THENCE in a Northerly direction, along said East right-of-way line of Stonebridge Drive (140 feet wide), the following three (3) courses:

1) North 17 degrees 04 minutes 39 seconds West, a distance of 564.81 feet to a 1/2 inch iron rebar found at the point of curvature of a curve having a central angle of 30 degrees 41 minutes 19 seconds and a radius of 990.00 feet;

2) along the arc of said curve to the right, a distance of 530.26 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) at the point of tangency of said curve;

3) North 13 degrees 36 minutes 40 seconds East, a distance of 11.18 feet back to the POINT OF BEGINNING, containing 45.317 acres of land, more or less; SAVE AND EXCEPT that tract of land conveyed to Stonebridge Ranch Community Association, Inc. by deed recorded to Volume 5596, Page 5547, Land Records, Collin County, Texas.

LESS AND EXCEPT and tracts or parcels of land that have previously been released.

EXHIBIT “A”

Being all of MEDPARK AT ADRIATICA OFFICE CONDOMINIUMS, a Condominium regime in the City of McKinney, Collin County, Texas, according to the Declaration filed for record on February 6, 2007, and recorded under Clerk’s File No, 2007-172740, Real Property Records, Collin County, Texas, together with. an undivided percent interest in the General Common Elements as described in said Declaration, and together with the exclusive use of the limited common elements appurtenant to said unit and building, all as described in said Declaration.

SAVE AND EXCEPT Building F, of Medpark at Adriatica Office Condominiums as shown in Condominium Special Warranty Deed executed by SB Harbor Market Joint Venture, a Texas joint venture to M & JSB, LP, a Texas limited partnership, dated February 16, 2007, filed for record on February 20, 2007 and recorded under Document No. 20070220000229600, Real Property Records, Collin County, Texas.

Said Condominium formally known as Lot 1R, Block B of Adriatica, Block B, Lots 1R and 2, an addition to the City of McKinney, Collin County, Texas, according to the Minor Replat thereof recorded in Volume 2006, Page 130 of the Map Records of Collin County, Texas.

EXHIBIT “B”

COMMERCIAL DEED OF TRUST, SECURITY AGREEMENT

FINANCING STATEMENT AND ASSIGNMENT OF RENTS

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

IBG ADRIATICA HOLDINGS, INC., a Texas corporation 1600 Redbud Boulevard, Suite 400 McKinney, Texas 75069 (hereafter called “Borrower”)	FIRST UNITED BANK AND TRUST COMPANY 1400 West Main Street Durant, Oklahoma 74701 (hereafter called “Beneficiary”)

CONVEYANCE AND GRANT. For valuable consideration, Borrower conveys to GREG MASSEY, Trustee, in trust with power of sale, for the benefit of Beneficiary, the following described real property, together with all existing or subsequently erected or affixed buildings, Improvements and Fixtures; and all easements, rights of way, and appurtenances; all water and water rights; and all other rights, royalties, and profits relating to the real property, including without limitation such rights as Borrower may have in all minerals, oil, gas, geothermal and similar matters, located in Collin County, Texas (the “Real Property”):

Being all those certain tracts or parcels of land situated in Collin County, Texas, more fully described in Exhibit “A” attached hereto and made a part hereof for all purposes.

SUBJECT TO all conditions, covenants, restrictions, reservations and easements that appear of record.

Borrower hereby absolutely assigns to Beneficiary all of Borrower’s right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Borrower grants Beneficiary a Uniform Commercial Code security interest in the Rents and the Personal Property defined below.

DEFINITIONS. The following words shall have the following meanings when used in this Deed of Trust. Terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Texas Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Deed of Trust. The words “Deed of Trust” mean this Commercial Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents, among Borrower, Beneficiary, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Fixtures. The word “Fixtures” means all building material, machinery, apparatus, equipment, fittings, fixtures and personal property of every kind and nature whatsoever, now in, part of, affixed to, delivered to or used in connection with the buildings and improvements on the Real Property, or hereafter acquired by the Borrower and hereafter placed in, affixed to, delivered to or used in connection which such buildings and improvements or any buildings hereinafter constructed or placed upon the Real Property or any part thereof, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, transformers, motors, generators, fans, blowers, vents, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, water, gas and electrical fixtures, elevators, mail conveyors, escalators, drapes, carpets, shades, awnings, screens, radiators, partitions, ducts, shafts, pipes, conduits, lines and facilities of whatsoever nature for air, gas, water, steam, electricity, waste sewage and for other utilities, services and uses, compressors, vacuum cleaning systems, call systems, fire prevention and extinguishing apparatus, kitchen equipment, cafeteria equipment, all of which to the extent permitted by law are hereby understood and agreed to be part and parcel of the Real Property and improvements thereon and appropriated to the use and operation of the Real Property and said improvements, and whether affixed or annexed or not, shall for the purposes of this Deed of Trust be deemed constructively to be real estate and conveyed hereby, excluding, however, readily movable trade fixtures not used or acquired for use in connection with the operation of any such building or any part thereof, readily movable office furniture, furnishings and equipment not so used or acquired for use, and consumable supplies, whether or not affixed or annexed, that have been or that may hereafter be placed in any building constructed upon the Real Property or any part thereof.

Guarantor. The word “Guarantor” (individually and/or collectively, as the context may require) means those persons, firms or entities, if any, designated as Guarantor in the Related Documents.

Guaranty. The word “Guaranty” (individually and/or collectively, as the context may require) means that or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor to Beneficiary guaranteeing the repayment of all or any part of the Indebtedness.

Improvements. The word ‘Improvements” means and includes without limitation all existing and future improvements, fixtures, buildings, structures, mobile homes affixed on the Real Property, facilities, additions and other construction on the Real Property.

Indebtedness. The word “Indebtedness” means: (a) the Note; (b) all principal and earned interest and other sums required to be paid pursuant to the Note, this Deed of Trust, and any other instruments related thereto; (c) all sums advanced or costs or expenses incurred by Beneficiary (whether by Beneficiary directly or on Beneficiary’s behalf by the Trustee) which are made or incurred pursuant to or allowed by the terms of this instrument, plus interest thereon at the same rate as provided in the Note from the date paid until reimbursed; (d) other and additional notes, debts, obligations, and liabilities of any kind and character of Borrower, now and hereafter existing in favor of Beneficiary regardless of whether such notes, debts, obligations, and liabilities be direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and regardless of whether such present or future notes, debts, obligations, and liabilities may, prior to their acquisition by Beneficiary, be or have been payable to or be or have been in favor of some other person or have been acquired by Beneficiary in a transaction with one other than Beneficiary, together with any and all renewals and extensions of such notes, debts, obligations, and liabilities, or any part thereof; and (e) all renewals and extensions of the above whether or not Borrower executes any renewal or extension agreement.

Note. The word “Note” means the note dated effective June 28, 2011, in the principal amount of Twelve Million One Hundred Eighty-Seven Thousand Five Hundred and 00/100 Dollars ($12,187,500.00) from Borrower to Beneficiary, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note.

Personal Property. The words “Personal Property” mean all equipment, and other articles of personal property now or hereafter owned by Borrower, and now or hereafter attached or affixed to the Real Property, and such other personal property as may be described in this Deed of Trust; together with all accessions, parts, additions to, replacements of, and substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word “Property” means collectively the Real Property and the Personal Property.

Related Documents. The words “Related Documents” mean and include without limitation all credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word “Rents” means all present and future rents, revenues, income, issues, bonuses, production payments, royalties, profits, and other benefits derived from the Property.

THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Borrower shall pay to Beneficiary all amounts secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Borrower’s obligations under the Indebtedness and this Deed of Trust.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Borrower agrees that Borrower’s possession and use of the Property shall be governed by the following provisions:

Possession and Use. Until the occurrence of an Event of Default, Borrower may: (a) remain in possession and control of the Property; (b) use, operate or manage the Property; and (c) collect any Rents from the Property.

Duty to Maintain. Borrower shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Hazardous Substances. The terms “hazardous waste,” “hazardous substance,” “disposal,” “release,” and “threatened release,” as used in this Deed of Trust, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Borrower represents and warrants to Beneficiary that: (a) During the period of Borrower’s ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about the Property; (b) Borrower has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Beneficiary in writing, (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of the Property or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (c) Except as previously disclosed to and acknowledged by Beneficiary in writing, (i) neither Borrower nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about the Property and (ii) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above. Borrower authorizes Beneficiary and its agents to enter upon the Property to make such inspections and tests as Beneficiary may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Beneficiary shall be at Borrower’s expense, shall be for Beneficiary’s purposes only and shall not be construed to create any responsibility or liability on the part of Beneficiary to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Property for hazardous waste. Borrower hereby (a) releases and waives any future claims against Beneficiary for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Beneficiary against any and all claims, losses, liabilities, damages, penalties, and expenses which Beneficiary may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower’s ownership or interest in the Property, whether or not the same was or should have been known to Borrower. The provisions of this section of the Deed of Trust including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and release of the lien of this Deed of Trust and shall not be affected by Beneficiary’s acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste. Borrower shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Specifically without limitation, Borrower will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Beneficiary. This restriction will not apply to rights and easements (such as gas and oil) not owned by Borrower and of which Borrower has informed Beneficiary in writing prior to Borrower’s signing of this Deed of Trust.

Removal of Improvements. Borrower shall not demolish or remove any Improvements from the Real Property without the prior written consent of Beneficiary. As a condition to the removal of any Improvements, Beneficiary may require Borrower to make arrangements satisfactory to Beneficiary to replace such Improvements with Improvements of at least equal value.

Beneficiary’s Right to Enter. Beneficiary and its agents and representatives may enter upon the Real Property at all reasonable times to attend to Beneficiary’s interests and to inspect the Property for purposes of Borrower’s compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements. Borrower shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Beneficiary in writing prior to doing so and so long as Beneficiary’s interests in the Property are not jeopardized. Beneficiary may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Beneficiary, to protect Beneficiary’s interest.

Duty to Protect. Borrower agrees neither to abandon nor leave unattended the Property. Borrower shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE CONSENT BY BENEFICIARY. Beneficiary may, at its option, declare immediately due and payable all Indebtedness secured by this Deed of Trust upon the sale or transfer, without the Beneficiary’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title or interest therein; whether legal or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of such Real Property interest. If any Borrower is a corporation or partnership, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock or partnership interests, as the case may be, of Borrower. However, this option shall not be exercised by Beneficiary if such exercise is prohibited by Federal law or by Texas Law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are a part of this Deed of Trust:

Payment. Borrower shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Borrower shall maintain the Property free of all liens having priority over or equal to the interest of Beneficiary under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

Right to Contest. Borrower may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Beneficiary’s interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Borrower shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Borrower has notice of the filing, secure the discharge of the lien, or if requested by Beneficiary, deposit with Beneficiary, cash or a sufficient corporate surety bond or other security satisfactory to Beneficiary in an amount sufficient to discharge the lien plus any costs and attorneys’ fees or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Borrower shall defend itself and Beneficiary and shall satisfy any adverse judgment before enforcement against the Property. Borrower shall name Beneficiary as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Borrower shall upon demand furnish to Beneficiary satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Beneficiary at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Borrower shall notify Beneficiary at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $1,000.00. Borrower will upon request of Beneficiary furnish to Beneficiary advance assurances satisfactory to Beneficiary that Borrower can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust:

Maintenance of Insurance. Borrower shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property and all Personal Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Beneficiary, together with such other insurance, including but not limited to hazard, liability, business interruption, and boiler insurance, as Beneficiary may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Beneficiary. BORROWER MAY FURNISH THE REQUIRED INSURANCE WHETHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY BORROWER OR THROUGH EQUIVALENT INSURANCE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF TEXAS. If Borrower fails to provide any required insurance or fails to continue such insurance in force, Beneficiary may, but shall not be required to, do so at Borrower’s expense, and the cost of the insurance will be added to the Indebtedness. If any such insurance is procured by Beneficiary at a rate or charge not fixed or approved by the State Board of Insurance, Borrower will be so notified, and Borrower will have the option for five (5) days of furnishing equivalent insurance through any insurer authorized to transact business in Texas. Borrower, upon request of Beneficiary, will deliver to Beneficiary from time to time the policies or certificates of insurance in form satisfactory to Beneficiary, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days’ prior written notice to Beneficiary.

Application of Proceeds. Borrower shall promptly notify Beneficiary of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $1,000.00. Beneficiary may make proof of loss if Borrower fails to do so within fifteen (15) days of the casualty. Whether or not Beneficiary’s security is impaired, Beneficiary may, at its election, apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Beneficiary elects to apply the proceeds to restoration and repair, Borrower shall repair or replace the damaged or destroyed Property in a manner satisfactory to Beneficiary. Beneficiary shall, upon satisfactory proof of such expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration if Borrower is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Beneficiary has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Beneficiary under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Beneficiary holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Borrower as Borrower’s interests may appear.

Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee’s sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

Borrower’s Report on Insurance. Upon request of Beneficiary, however not more than once a year, Borrower shall furnish to Beneficiary a report on each existing policy of insurance showing: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy. Borrower shall, upon request of Beneficiary, have an independent appraiser satisfactory to Beneficiary determine the cash value replacement cost of the Property.

ESCROW FOR TAXES AND INSURANCE. At the request of Beneficiary, Borrower shall create a fund or reserve for the payment of all insurance premiums, taxes, and assessments against the Property by paying to Beneficiary contemporaneously with each installment of principal and interest on the note a sum equal to the premiums that will next become due and payable on the hazard insurance policies covering the Property, or any part thereof, plus taxes and assessments next due on the Property or any part thereof, as estimated by Beneficiary, less all sums paid previously to Beneficiary, divided by the number of months to elapse before one month prior to the date when such premiums, taxes, and assessments will become delinquent, such sums to be held by Beneficiary without interest, for the purpose of paying such premiums, taxes, and assessments. Any excess reserve shall, at the discretion of Beneficiary therefor, be credited by Beneficiary on subsequent payments to be made on the Indebtedness, and any deficiency shall be paid by Borrower to Beneficiary on or before the date when such premiums, taxes, and assessments shall become delinquent. Transfer of legal title to the Property shall automatically transfer to the transferee title in all sums deposited under the provisions of this Section.

FINANCIAL STATEMENTS. Borrower and each Guarantor of the Indebtedness, shall furnish to Beneficiary on an annual basis, balance sheets, income and cash flow statements and federal income tax returns in such form and detail as Beneficiary shall require.

APPRAISALS. Borrower shall furnish to Beneficiary, upon request, such appraisals of the Property as may be required of Beneficiary under applicable State or Federal laws and regulations issued pursuant thereto.

ANNUAL REPORTS. Borrower shall furnish to Beneficiary, upon request, a certified statement of Net Operating Income received from the Property during Borrower’s previous fiscal year in such form and detail as Beneficiary shall require. “Net Operating Income” shall mean all cash receipts from the Property less all cash expenditures made in connection with the operations of the Property.

EXPENDITURES BY BENEFICIARY. If Borrower fails to comply with any provision of this Deed of Trust, or if any action or proceeding is commenced that would materially affect Beneficiary’s interests in the Property, Beneficiary on Borrower’s behalf may, but shall not be required to, take any action that Beneficiary deems appropriate. Any amount that Beneficiary expends in so doing will bear interest at the Note rate from the date incurred or paid by Beneficiary to the date of repayment by Borrower. All such expenses, at Beneficiary’s option, will: (a) be payable on demand; (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note; or (c) be treated as a balloon payment which will be due and payable at the Note’s maturity. This Deed of Trust also will secure payment of these amounts. The rights provided for in this paragraph shall be in addition to any other rights or any remedies to which Beneficiary may be entitled on account of the default. Any such action by Beneficiary shall not be construed as curing the default so as to bar Beneficiary from any remedy that it otherwise would have had.

WARRANTY: DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust:

Title. Borrower warrants that: (a) Borrower holds good and indefeasible title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth herein or in any title insurance policy, title report, or attorney’s opinion issued in favor of, and accepted by Beneficiary in connection with this Deed of Trust; and (b) Borrower has the full right, power, and authority to execute and deliver this Deed of Trust to Beneficiary.

Defense of Title. Subject to the exception in the paragraph above, Borrower warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Borrower’s title or the interest of Trustee or Beneficiary under this Deed of Trust, Borrower shall defend the action at Borrower’s expense. Borrower may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Beneficiary’s own choice, and Borrower will deliver, or cause to be delivered, to Beneficiary such instruments as Beneficiary may request from time to time to permit such participation.

Compliance with Laws. Borrower warrants that the Property and Borrower’s use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

CONDEMNATION. The following provisions relating to proceedings in condemnation are a part of this Deed of Trust:

Application of Net Proceeds. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Beneficiary may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys’ fees necessarily paid or incurred by Borrower, Trustee or Beneficiary in connection with the condemnation.

Proceedings. If any proceeding in condemnation is filed, Borrower shall promptly notify Beneficiary in writing, and Borrower shall promptly take such steps as may be necessary to defend the action and obtain the award. Borrower may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Borrower will deliver or cause to be delivered to Beneficiary such instruments as may be requested by it from time to time to permit such participation.

ASSIGNMENT OF RENTS. As additional security for the payment of the Indebtedness, Borrower hereby absolutely assigns to Beneficiary all Rents as defined above. Until the occurrence of an Event of Default, Borrower is granted a license to collect and retain the Rents; however, upon receipt from Beneficiary of a notice that an Event of Default exists under this Deed of Trust, Beneficiary may terminate Borrower’s license, and then Beneficiary, as Borrower’s agent, may collect the Rents. In addition, if the Property is vacant, Beneficiary may rent or lease the Property. Beneficiary shall not be liable for its failure to rent the Property, to collect any rents, or to exercise diligence in any matter relating to the Rents; Beneficiary shall be accountable only for Rents actually received. Beneficiary neither has nor assumes any obligation as lessor or landlord with respect to any occupant of the Property. Rents so received shall be applied by Beneficiary first to the remaining unpaid balance of the Indebtedness, in such order or manner as Beneficiary shall elect, and the residue, if any, shall be paid to the person or persons legally entitled to the residue.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:

Security Agreement. This instrument shall constitute a security agreement to the extent any of the Property constitutes fixtures or other personal property, and Beneficiary shall have all of the rights of a secured party under the Texas Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Beneficiary, Borrower shall execute financing statements and take whatever other action is requested by Beneficiary to perfect and continue Beneficiary’s security interest in the Property. In addition to recording this Deed of Trust in the real property records, Beneficiary may, at any time and without further authorization from Borrower, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Borrower shall reimburse Beneficiary for all expenses incurred in perfecting or continuing this security interest. Upon default, Borrower shall assemble the Personal Property in a manner and at a place reasonably convenient to Borrower and Beneficiary and make it available to Beneficiary within three (3) days after receipt of written demand from Beneficiary.

Addresses. The mailing addresses of Borrower (debtor) and Beneficiary (secured party), from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Texas Uniform Commercial Code), are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:

Further Assurances. At any time, and from time to time, upon request of Beneficiary, Borrower will make, execute and deliver, or will cause to be made, executed or delivered, to Beneficiary or to Beneficiary’s designee, and when requested by Beneficiary, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Beneficiary may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Beneficiary, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve: (a) the obligations of Borrower under the Note, this Deed of Trust, and the Related Documents; and (b) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Borrower. Unless prohibited by law or agreed to the contrary by Beneficiary in writing, Borrower shall reimburse Beneficiary for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Borrower fails to do any of the things referred to in the preceding paragraph, Beneficiary may do so for and in the name of Borrower and at Borrower’s expense. For such purposes, Borrower hereby irrevocably appoints Beneficiary as Borrower’s attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Beneficiary’s sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Borrower pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Borrower under this Deed of Trust, Beneficiary shall execute and deliver to Borrower a release of this Deed of Trust lien and suitable statements of termination of any financing statement on file evidencing Beneficiary’s security interest in the Rents and the Personal Property. Reasonable costs for preparation of such release and statements of termination together with any filing fees required by law shall be paid by Borrower, if permitted by applicable law.

EVENTS OF DEFAULT. Each of the following events shall constitute a Default.

Default. Default in the timely payment of any installment of principal and interest of the Indebtedness or in the performance of any covenant or provision of any Related Document.

Insolvency. Borrower, or any Guarantor, shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing his inability to pay his debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, the Property, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance of the Indebtedness; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Beneficiary granted or referred to in the Related Documents or take any action in furtherance thereof.

Bankruptcy. The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Related Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under the Indebtedness, or seeking to effect a suspension or having the effect of suspending any of the rights of Beneficiary granted or referred to in the Related Documents, and: (a) Borrower or any Guarantor admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earliest of trial thereon or sixty (60) days next following the date of its filing.

Breaches. The discovery by Beneficiary that any warranty, covenant, or representation made to Beneficiary by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

default shall not be an Event of Default, if a monetary default is cured with thirty (30) days following the delivery of or the mailing of written notice from Beneficiary to Borrower’s most current address as reflected in Beneficiary’s business records specifying the existence of any such default. If such default is not cured within the applicable period, the default shall be an Event of Default without need of any further notice or action by Beneficiary. Notwithstanding the foregoing, if a non-mandatory default is not capable of being cured within the thirty (30) day period referenced herein, it shall not be considered an Event of Default as long as Borrower is using diligent efforts to cure said non-monetary default.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, and after giving any required statutory notice of default, including any notice required under the Texas Property Code, at any time thereafter, Trustee or Beneficiary, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

Accelerate Indebtedness. Beneficiary may declare the unpaid principal balance of the Indebtedness due and payable. In no event will Borrower be required to pay any unearned interest.

Foreclosure. If Beneficiary invokes the power of sale, Trustee, at the request of Beneficiary, may sell all or any portion of the Property at public auction to the highest bidder for cash at the location within the courthouse designated by the County Commissioners Court, or if no such area has been designated, at the area designated in the notice of sale within the courthouse, between the hours of 10:00 A.M. and 4:00 P.M. on the first Tuesday of any month, after the Beneficiary or its agent has given notice of the time, place, and terms of sale and of the property to be sold as required by the Texas Property Code, as then amended.

UCC Remedies. With respect to all or any part of the Personal Property, Beneficiary shall have all the rights and remedies of a secured party under the Texas Uniform Commercial Code.

Trustee’s Powers. Borrower hereby jointly and severally authorizes and empowers Trustee to sell all or any portion of the Property together or in lots or parcels, as Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such Property good and sufficient deeds of conveyance of fee simple title, or of lesser estates, and bills of sale and assignments, with covenants of general warranty made on behalf of Borrower. In no event shall Trustee be required to exhibit, present or display at any such sale any of the Property to be sold at such sale. The Trustee making such sale shall receive the proceeds of the sale and shall apply the same as provided below. Payment of the purchase price to Trustee shall satisfy the liability of the purchaser at any such sale of the Property, and such person shall not be bound to look after the application of the proceeds.

Appoint Receiver. Beneficiary shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Beneficiary’s right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Beneficiary shall not disqualify a person from serving as a receiver.

Tenancy at Sufferance. If Borrower remains in possession of the Property after the Property is sold as provided above or Beneficiary otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at sufferance of Beneficiary or the purchaser of the Property and shall, at Beneficiary’s option, either: (a) pay a reasonable rental for the use of the Property; (b) vacate the Property immediately upon the demand of Beneficiary; or (c) if such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Borrower expressly waives all damages sustained by reason thereof.

Sale of the Property. To the extent permitted by applicable law, Borrower hereby waives any and all rights to have the Property marshaled. In exercising its rights and remedies, the Trustee or Beneficiary shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Beneficiary shall be entitled to bid at any public sale on all or any portion of the Property. Trustee may convey all or any part of the Property to the highest bidder for cash with a general warranty binding Borrower, subject to prior liens and to other exceptions to the conveyance and warranty. Borrower waives all requirements of appraisement, if any. The affidavit of any person having knowledge of the facts to the effect that proper notice as required by the Texas Property Code was given shall be prima facie evidence of the fact that such notice was in fact given. Recitals and statements of fact in any notice or in any conveyance to the purchaser or purchasers of the Property in any foreclosure sale under this Deed of Trust shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed. Any sale under the powers granted by this Deed of Trust shall be a perpetual bar against Borrower, Borrower’s heirs, successors, assigns and legal representatives.

Proceeds. Trustee shall pay the proceeds of any sale of the Property: (a) first, to the expenses of foreclosure, including reasonable fees or charges paid to the Trustee, including but not limited to fees for enforcing the lien, posting for sale, selling, or releasing the Property; (b) then to Beneficiary the full amount of the Indebtedness; (c) then to any amount required by law to be paid before payment to Borrower; and (d) the balance, if any, to Borrower.

Waiver; Election of Remedies. A waiver by any party of a breach of a provision of this Deed of Trust shall not constitute a waiver of or prejudice that party’s rights otherwise to demand strict compliance with that provision or any other provision. Election by Beneficiary to pursue any remedy provided in this Deed of Trust, the Indebtedness, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Deed of Trust after failure of Borrower to perform shall not affect Beneficiary’s right to declare a default and to exercise any of its remedies. To the extent permitted by law, Borrower waives any rights which Borrower might otherwise have under the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code,

Jury Trial Waiver. In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (a) arising hereunder, or (b) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of this consent of the parties hereto to the waiver of their right to trial by jury.

Attorneys’ Fees; Expenses. If Beneficiary institutes any suit or action to enforce any of the terms of this Deed of Trust, Beneficiary shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Beneficiary which in Beneficiary’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness, be payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Beneficiary’s reasonable attorneys’ fees whether or not there is a lawsuit, including attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, environmental assessments, appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Borrower will also pay any court costs, in addition to all other sums provided by law. In the event of foreclosure of this Deed of Trust, Beneficiary shall be entitled to recover from Borrower Beneficiary’s reasonable attorneys’ fees and actual disbursements necessarily incurred by Beneficiary in pursuing such foreclosure.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust:

Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Beneficiary and Borrower: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Beneficiary under this Deed of Trust.

Obligations to Notify. Trustee shall not be obligated to notify any other lienholder of the Property of the commencement of a foreclosure proceeding or of the commencement of any other action to which Beneficiary may avail itself as a remedy, except to the extent required by applicable law or by written agreement.

Trustee. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Beneficiary shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

Substitute Trustee. Beneficiary, at its option, from time to time, and more than once, may appoint in writing a successor or substitute trustee, with or without cause, including the resignation, absence, death, inability, refusal or failure to act of the Trustee. The successor or substitute trustee may be appointed without ever requiring the resignation of the former trustee and without any formality except for the execution and acknowledgment of the appointment by the Beneficiary of this Deed of Trust. The successor or substitute trustee shall then succeed to all rights, obligations, and duties of the Trustee. This appointment may be made on behalf of Beneficiary by the President, any Vice President, Secretary, or Cashier of Beneficiary.

NOTICES TO BORROWER AND OTHER PARTIES. Any notice under this Deed of Trust shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Beneficiary and Trustee informed at all times of Borrower’s current address.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

Amendments. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Deed of Trust has been delivered to Beneficiary and accepted by Beneficiary in the State of Texas. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal laws.

Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Limitation of Interest. All agreements between Borrower and Beneficiary are expressly limited so that in no contingency or event whatsoever whether by reason of advancement of the proceeds of the Indebtedness, acceleration of maturity of the Indebtedness hereof, or otherwise, shall the amount paid or agreed to be paid to the Beneficiary for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest rate permissible under the laws of the State of Texas and of the United States, and in particular the Texas Finance Code, as amended (to the extent not preempted by Federal law, if any) and any subsequent revisions repeals, or judicial interpretations thereof, to the extent any of same are applicable hereto and thereto. If, from any circumstance whatsoever, fulfillment of any provisions hereof or of the Indebtedness or any other agreement referred to herein or therein shall, at the time fulfillment of such provision be due, involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable hereto, then ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Beneficiary shall ever receive as interest an amount which would be excessive interest, it shall: (a) be applied to the reduction of the unpaid principal balance of the Indebtedness; or (b) be refunded to Borrower and not to the payment of interest. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received on the Indebtedness evidenced or secured hereby that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of the Indebtedness so that such rate of interest on account of such Indebtedness, as so calculated, is uniform throughout the term thereof. This provision shall control every other provision of all agreements between Borrower and the Beneficiary.

Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Beneficiary in any capacity, without the written consent of Beneficiary.

Multiple Parties. All obligations of Borrower under this Deed of Trust shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Deed of Trust. Where any one or more of the parties are corporations or partnerships, it is not necessary for Beneficiary to inquire into the powers of any of the parties or of the officers, directors, partners, or agents acting or purporting to act on their behalf.

Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provisions shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Deed of Trust in all other respects shall remain valid and enforceable.

Successors and Assigns. Subject to the limitations stated in this Deed of Trust on transfer of Borrower’s interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Borrower, Beneficiary, without notice to Borrower, may deal with Borrower’s successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Deed of Trust or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Deed of Trust.

Waivers and Consents. Beneficiary shall not be deemed to have waived any rights under this Deed of Trust (or under the Related Documents) unless such waiver is in writing and signed by Beneficiary. No delay or omission on the part of Beneficiary in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by Beneficiary, nor any course of dealing between Beneficiary and Borrower, shall constitute a waiver of any of Beneficiary’s rights or any of Borrower’s obligations as to any future transactions. Whenever consent by Beneficiary is required in this Deed of Trust, the granting of such consent by Beneficiary in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

SPECIAL PROVISIONS

Partial Releases. It is further agreed that Borrower shall have the privilege, while not in default under the terms of the Note or any of the Security Documents, of, from time to time, obtaining Releases from Beneficiary on individual tracts of the Property sold. Each such tract shall be released upon payment to Beneficiary of: (i) ninety percent (90%) of the Net Sales Proceeds of each such tract; or (ii) the amount specified in the addendum attached as Exhibit “B”, whichever is greater. “Net Sales Proceeds” shall mean the gross proceeds payable to Borrower in connection with the sale of a tract after deducting normal and customary closing expenses of a seller, but only to the extent such expenses are actually paid by Borrower.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND BORROWER AGREES TO ITS TERMS.

EFFECTIVE the          day of                     ,         .

BORROWER:

IBG ADRIATICA HOLDINGS, INC.,

a Texas corporation

BY:

      DAVID R. BROOKS, President

STATE OF

COUNTY OF

This instrument was acknowledged before me on this          day of                     ,         , by DAVID R. BROOKS, President of IBG ADRIATICA HOLDINGS, INC., a Texas corporation, on behalf of said corporation.

NOTARY PUBLIC STATE OF

AFTER RECORDING RETURN TO: First United Bank and Trust Company Attention: Loan Administration/Derek Crouse 1400 West Main Street Durant, Oklahoma 74701	PREPARED IN THE LAW OFFICES OF: William David Keese, P.C. 1400 West Main Street Durant, Oklahoma 74701

EXHIBIT “A” TO DEED OF TRUST

EXHIBIT “B” TO DEED OF TRUST

PARTIAL RELEASE PRICES

RELEASED PROPERTY	MINIMUM RELEASE PRICE
Lot 5, Block A, of ADRIATICA LOT 1R, 4 and 5, BLOCK “A”, A CROATIAN VILLAGE AT STONEBRIDGE RANCH, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume Q, Page 607, of the Map Records of Collin County, Texas	$4,500,000.00

Lot 4R, Block A of Adriatica, an addition to the City of McKinney, Collin County, Texas, according to the plat thereof recorded in Volume 2006, Page 543, Map Records, Collin County, Texas	$3,500,000.00

18.3 acre tract of land located in the City of McKinney, Collin County, Texas	$5.00 per square foot

Being Lot 1, Block A, of VILLA DISTRICT—ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas	$350,000.00

Being Lot 3, Block A, of VILLA DISTRICT—ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas	$350,000.00

57 individual lots of land located in Collin County, Texas	$22,500.00 per lot or, in the event the lots are replatted, an aggregate of $1,282,500.00, which shall be prorated over the balance of the replatted lots, as approved by Lender

EXHIBIT “C”

PARTIAL RELEASE PRICES

RELEASED PROPERTY	MINIMUM RELEASE PRICE
Lot 5, Block A, of ADRIATICA LOT 1R, 4 and 5, BLOCK “A”, A CROATIAN VILLAGE AT STONEBRIDGE RANCH, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume Q, Page 607, of the Map Records of Collin County, Texas	$4,500,000.00

Lot 4R, Block A of Adriatica, an addition to the City of McKinney, Collin County, Texas, according to the plat thereof recorded in Volume 2006, Page 543, Map Records, Collin County, Texas	$3,500,000.00

18.3 acre tract of land located in the City of McKinney, Collin County, Texas	$5.00 per square foot

Being Lot 1, Block A, of VILLA DISTRICT—ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas	$350,000.00

Being Lot 3, Block A, of VILLA DISTRICT—ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas	$350,000.00

57 individual lots of land located in Collin County, Texas	$22,500.00 per lot or, in the event the lots are replatted, an aggregate of $1,282,500.00, which shall be prorated over the balance of the replatted lots, as approved by Lender